 Exhibit 2.1

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”) is made and entered into as of May 3, 2018, by and among: (i) SPHERIX INCORPORATED, a Delaware corporation (“Purchaser”), (ii) SPHERIX MERGER SUBSIDIARY INC., a Nevada corporation and a wholly-owned Subsidiary of Purchaser (“Merger Sub”), (iii) DATCHAT, INC., a Nevada corporation (the “Company”) and (iv) Darin Myman in the capacity as the representative for the stockholders of the Company as of immediately prior to the effective time of the merger contemplated by the Merger Agreement (defined below) (the “Stockholder Representative”). The Company, Purchaser, Merger Sub and the Stockholder Representative are each referred to herein individually as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Merger Agreement (defined below).

RECITALS

WHEREAS, the Parties entered into that certain Agreement and Plan of Merger, dated as of March 12, 2018 (the “Merger Agreement”), which sets forth the Parties’ rights and obligations with respect to the Merger and the other transactions contemplated thereby; and

WHEREAS, the Parties desire to amend the Merger Agreement to revise the amount of Stockholder Merger Consideration set forth therein.

WHEREAS, pursuant to Section 9.6 of the Merger Agreement, the Merger Agreement may not be amended or modified except by an instrument in writing signed by each of the Parties thereto.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, and intending to be legally bound hereby, the Parties agree as follows:

1.             Amendment to the Merger Agreement. The Parties hereby agree to amend the Merger Agreement as follows:

(a)        Section 1.4 of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

1.4       Merger Consideration. As consideration for the Merger, Purchaser shall deliver to the Company Stockholders an aggregate of 34,615,385 shares of Purchaser Common Stock (the “Stockholder Merger Consideration”), with each share of Purchaser Common Stock valued at the Purchaser Common Stock Price. Each Stockholder shall receive its pro rata share of the Stockholder Merger Consideration based on the number of shares of Company Common Stock owned by such Company Stockholder as compared to the total number of shares of Company Common Stock owned by all Company Stockholders (with any shares of Company Preferred Stock calculated on an as-converted to Company Common Stock basis) as of immediately prior to the Effective Time (such proportion being such Stockholder’s “Pro Rata Share”).

2.             Miscellaneous. Except as expressly provided in this Amendment, all of the terms and provisions in the Merger Agreement and the other Ancillary Documents are and shall remain in full force and effect, on the terms and subject to the conditions set forth therein. This Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Merger Agreement or any other Ancillary Document, or any other right, remedy, power or privilege of any Party, except as expressly set forth herein. Any reference to the Merger Agreement in the Merger Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Merger Agreement, as amended by this Amendment (or as the Merger Agreement may be further amended or modified after the date hereof in accordance with the terms thereof). Sections 9.1 through 9.15 of the Merger Agreement are hereby incorporated herein by reference and apply to this Amendment as if all references to the “Agreement” contained therein were instead references to this Amendment.

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IN WITNESS WHEREOF, each party hereto has signed or has caused to be signed by its officer thereunto duly authorized this Amendment to Agreement and Plan of Merger as of the date first above written.

Purchaser:

SPHERIX INCORPORATED

By:	/s/ Anthony Hayes
Name: Anthony Hayes Title: CEO

Merger Sub:

SPHERIX MERGER SUBSIDIARY INC.

By:	/s/ Anthony Hayes
Name: Anthony Hayes Title: President

The Company:

DATCHAT, INC.

By:	/s/ Darin Myman
Name: Darin Myman Title: CEO

Stockholder Representative:

/s/ Darin Myman
Name: Darin Myman

[Signature Page to First Amendment to Agreement and Plan of Merger]